Eastern Virginia Bankshares, Inc. Announces Completion of Acquisition of Virginia Company Bank

TAPPAHANNOCK, Va., Nov. 17, 2014 /PRNewswire/ -- Eastern Virginia Bankshares, Inc. (NASDAQ: EVBS) (the "Company"), the one bank holding company of EVB, Tappahannock, Virginia, today announced that it has completed its acquisition of Virginia Company Bank as of the close of business on Friday, November 14, 2014. Following the merger of Virginia Company Bank with and into EVB, with EVB surviving, EVB has added offices in Williamsburg, Newport News and Hampton, Virginia, for a total of 24 full service branches.

Joe A. Shearin, President and Chief Executive Officer of the Company and EVB, stated, "We are excited to combine our two great organizations and to have the opportunity for growth in the desirable markets of the Tidewater area. We welcome Virginia Company Bank's customers and communities to the EVB family and look forward to providing them with EVB's WOW customer service and extensive banking resources."

Mark C. Hanna, former President and Chief Executive Officer of Virginia Company Bank and now Executive Vice President and President, Tidewater Region of the Company and EVB, stated, "We are very delighted to join forces with EVB and for Virginia Company Bank's stakeholders to merge with such a long-standing, well-managed organization. We know that Virginia Company Bank's customers, communities and shareholders will benefit from this transaction."

EVB will operate the former Virginia Company Bank branches under the name "Virginia Company Bank, a division of EVB" until completion of the core system integration in late January 2015. In addition, John F. Biagas has joined the Boards of Directors of the Company and EVB effective upon the completion of the merger.

Forward-Looking Statements

Certain statements contained in this release that are not historical facts may constitute "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Words such as "believes," "anticipates," "expects," "intends," "targets," "continue," "remain," "will," "should," "may" and other similar expressions are intended to identify forward-looking statements but are not the exclusive means of identifying such statements.

Forward-looking statements involve risks and uncertainties that may cause actual results to differ materially from those discussed in or implied by such statements. Factors that could cause actual results to differ from those discussed in or implied by the forward-looking statements include, but are not limited to, (i) changes in government monetary policy, interest rates, deposit flow, the cost of funds, and demand for loan products and financial services that impact the financial condition or results of operations of the Company; (ii) other circumstances that may be out of the control of the Company; and (iii) other risk factors disclosed in the Company's filings with the Securities and Exchange Commission.

Although the Company believes that its expectations with respect to the forward-looking statements are based upon reliable assumptions and projections within the bounds of its knowledge of its business and operations, there can be no assurance that actual results, performance, actions or achievements of the Company will not differ materially from any future results, performance, actions or achievements expressed or implied by such forward-looking statements. Readers should not place undue reliance on such statements, which speak only as of the date of this release. The Company does not undertake any obligation to update any forward-looking statement that may be made from time to time by it or on its behalf.

Contact: Adam Sothen
Chief Financial Officer
Voice: (804) 443-8404
Fax: (804) 445-1047